EXHIBIT 99.1

j2 Reports All-Time Record Third Quarter 2015 Results

Achieves Record Third Quarter Revenues of $178.7 million (up 16.8% vs. Q3 2014), EBITDA of $84.3 million (up 30.3% vs. Q3 2014), 47.2% EBITDA margins and Adjusted Non-GAAP EPS of $1.04 (up 25.3% vs. Q3 2014)

Announces Seventeenth Consecutive Quarterly Dividend Increase

LOS ANGELES -- j2 Global, Inc. (NASDAQGS: JCOM) today reported financial results for the third quarter ended September 30, 2015 and announced that its Board of Directors has declared an increased quarterly cash dividend of $0.3150 per share.

j2 achieved several all-time quarterly records, notably:
●	Revenues of $178.7 million
●	EBITDA(1) of $84.3 million
●	Adjusted Non-GAAP EPS(2)(3) of $1.04 per diluted share

THIRD QUARTER 2015 RESULTS

Q3 2015 quarterly revenues increased 16.8% to a quarterly record of $178.7 million compared to $153.0 million for Q3 2014.

GAAP earnings per diluted share(2) for the quarter increased 28.3% to $0.77 compared to $0.60 for Q3 2014. Adjusted Non-GAAP earnings per diluted share(2)(3) for the quarter increased 25.3% to a Q3 record $1.04 compared to $0.83 for Q3 2014.

Quarterly EBITDA(1) increased 30.3% to a Q3 record $84.3 million compared to $64.7 million for Q3 2014.

Q3 2015 free cash flow(5) increased 26.9% to $49.6 million compared to $39.1 million for Q3 2014.

j2 ended the quarter with approximately $410.7 million in cash and investments after deploying $202 million during the quarter for acquisitions and j2’s regular quarterly dividend.

Key financial results for Q3 2015 versus Q3 2014 are set forth in the following table (in millions, except per share amounts). Reconciliations of earnings per diluted share, EBITDA and free cash flow to their nearest comparable GAAP financial measures are attached to this Press Release.

	Q3 2015	Q3 2014	% Change
Revenues
Cloud Services	$125.3 million	$108.7 million	15.3%
Digital Media	$52.3 million	$43.2 million	21.1%
IP Licensing	$1.1 million	$1.2 million	(8.3)%
Total:	$178.7 million	$153.0 million	16.8%
GAAP Net Income	$37.4 million	$28.8 million	29.9%
GAAP Earnings per Diluted Share (2)	$0.77	$0.60	28.3%
Adjusted Non-GAAP Earnings per Diluted Share (2) (3)	$1.04	$0.83	25.3%
EBITDA (1)	$84.3 million	$64.7 million	30.3%
Free Cash Flow (5)	$49.6 million	$39.1 million	26.9%

 “I am extremely pleased with another record quarter” said Hemi Zucker, CEO of j2 Global®. “Our Q3 Revenue increased 17% year over year while Adjusted Non-GAAP EPS and EBITDA  increased 25% and 30% respectively, validating our integration capabilities and growth strategy of disciplined, accretive M&A, expense optimization and organic growth initiatives.”  “We are also proud to report that we crossed the 3,000,000 paying subscriber mark while maintaining record low monthly churn just under 2%. Our 47% EBITDA margins this quarter reflect impressive EBITDA margin improvement in both our Cloud Services and Digital Media segments as we scale our businesses and integrate acquisitions.”

BUSINESS OUTLOOK

The Company reaffirms its recently increased fiscal 2015 estimates: that it will achieve revenues between $690 and $724 million (an increase to the upper end of the range of $14 million or 1.97%)and Adjusted Non-GAAP earnings per diluted share of between $3.73 and $4.13 (an increase in the upper end of the range of $0.16 or 4.03%).

Adjusted Non-GAAP earnings per diluted share for 2015 excludes share-based compensation of between $11 and $12 million, amortization of acquired intangibles and the impact of any currently unanticipated items, in each case net of tax.

It is anticipated that the normalized tax rate for 2015 (excluding certain expenses that may not be indicative of our recurring core business operating results) will be at the higher end of the provided business outlook range between 27% and 29%.

DIVIDEND

j2’s Board of Directors has approved a quarterly cash dividend of $0.3150 per common share, a 10.5% increase versus the dividend paid in Q4 2014.  This is j2’s seventeenth consecutive quarterly dividend increase since its first quarterly dividend in September 2011.  The dividend will be paid on December 3, 2015 to all shareholders of record as of the close of business on November 17, 2015.  Future dividends will be subject to Board approval.

Notes :

(1)
EBITDA is defined as earnings before interest and other expense, net; income tax expense; depreciation and amortization; and the items used to reconcile EPS to Adjusted Non-GAAP EPS referred to in Note (3) below.  EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(2)
The estimated GAAP effective tax rates were approximately 15.8% for Q3 2015 and 20.3% for Q3 2014.  The estimated Adjusted Non-GAAP effective tax rates were approximately 28.7% for Q3 2015 and 23.6% for Q3 2014.

(3)
For Q3 2015, Adjusted Non-GAAP earnings per diluted share excludes share-based compensation, certain acquisition-related integration costs, interest costs in excess of the coupon rate associated with convertible notes, amortization of acquired intangibles and additional tax expense (benefit) from prior years, in each case net of tax, totaling $0.28 per diluted share. For Q3 2014, Adjusted Non-GAAP earnings per diluted share excludes share-based compensation, certain acquisition-related integration costs, amortization of acquired intangibles and additional tax expense (benefit) from prior years, and adds back the impact of the fair value adjustment to deferred revenues purchased in the Livedrive acquisition, in each case net of tax, totaling $0.24 per diluted share.

(4)
User cancel rate, also called user churn, is defined as cancellation of service by Cloud Business customers with greater than 4 months of continuous service (continuous service includes Cloud Business customers that are administratively cancelled and reactivated within the same calendar month). User cancel rate is calculated monthly and expressed here as an average over the three months of the quarter.

(5)
Free cash flow is defined as net cash provided by operating activities, less purchases of property, plant and equipment, plus excess tax benefit from share-based compensation. In addition, the amount shown for Q3 2015 excludes the effect of payments associated with taxes for prior periods under audit. Free cash flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

About j2 Global
j2 Global, Inc. (NASDAQ: JCOM) provides Internet services through two divisions: Business Cloud Services and Digital Media. The Business Cloud Services Division offers Internet fax, virtual phone, hosted email, email marketing, online backup, unified communications and CRM solutions. It markets its services principally under the brand names eFax ® , eVoice ® , FuseMail ® , Campaigner ® , KeepItSafe ® , Livedrive ® and Onebox ® , and operates a messaging network spanning 50 countries on six continents. The Digital Media Division offers technology, gaming and lifestyle content through its digital properties, which include PCMag.com, IGN.com, AskMen.com, Toolbox.com and others. The Digital Media Division also operates NetShelter ® Powered by BuyerBase ® , an advanced digital ad targeting platform, and Ziff Davis B2B, a leading provider of research to enterprise buyers and leads to IT vendors. As of December 31, 2014, j2 had achieved 19 consecutive fiscal years of revenue growth. For more information about j2, please visit www.j2global.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, particularly those contained in Hemi Zucker’s quote and the “Business Outlook” portion regarding the Company’s expected fiscal 2015 financial performance. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company’s ability to grow non-fax revenues, profitability and cash flows; the Company’s ability to identify, close and successfully transition acquisitions; subscriber growth and retention; variability of the Company’s revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; and the numerous other factors set forth in j2 Global’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the 2014 Annual Report on Form 10-K filed by j2 Global on March 2, 2015, and the other reports filed by j2 Global from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release and particularly those contained in Hemi Zucker’s quote and the “Business Outlook” portion regarding the Company’s expected fiscal 2015 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following Adjusted Non-GAAP financial measures: Adjusted Non-GAAP earnings per diluted share, EBITDA and free cash flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these Adjusted Non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these Adjusted Non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these Adjusted Non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These Adjusted Non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these Adjusted Non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

For more information on these Adjusted Non-GAAP financial measures, please see the appropriate GAAP to Adjusted Non-GAAP reconciliation tables included within the attached Exhibit to this release.

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	SEPTEMBER 30,	DECEMBER 31,
	2015	2014

ASSETS
Cash and cash equivalents	$272,368	$433,663
Short-term investments	85,410	96,206
Accounts receivable,
net of allowances of $4,094 and $3,685, respectively	97,376	91,699
Prepaid expenses and other current assets	36,738	22,602
Deferred income taxes	7,787	2,013
Total current assets	499,679	646,183

Long-term investments	52,889	60,508
Property and equipment, net	59,829	38,217
Goodwill	772,916	635,675
Other purchased intangibles, net	366,087	311,800
Other assets	13,599	12,819

TOTAL ASSETS	$1,764,999	$1,705,202

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$89,638	$95,310
Income taxes payable	62	—
Deferred revenue	75,117	63,457
Capital lease	248	258
Deferred income taxes	364	342
Total current liabilities	165,429	159,367

Long-term debt	599,183	593,350
Deferred revenue	7,367	10,182
Capital lease	175	141
Liability for uncertain tax positions	27,634	37,551
Deferred income taxes	66,206	61,960
Other long-term liabilities	27,039	22,416
Total liabilities	893,033	884,967

Commitments and contingencies

Stockholders' Equity:
Preferred stock	—	—
Common stock	477	474
Additional paid-in capital	289,196	273,304
Retained earnings	606,808	553,584
Accumulated other comprehensive loss	(24,515)	(7,127)
Total stockholders' equity	871,966	820,235

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,764,999	$1,705,202

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2015	2014	2015	2014

Revenues	$178,701	$153,018	$515,992	$431,886

Cost of revenues (1)	30,669	28,044	88,350	76,991
Gross profit	148,032	124,974	427,642	354,895

Operating expenses:
Sales and marketing (1)	38,808	37,047	116,819	105,335
Research, development and engineering (1)	8,289	7,637	25,704	22,451
General and administrative (1)	45,202	33,812	138,790	94,209

Total operating expenses	92,299	78,496	281,313	221,995

Income from operations	55,733	46,478	146,329	132,900
Interest expense (income), net	10,259	10,123	31,453	20,753
Other expense (income), net	1,086	251	390	(254)
Income before income taxes	44,388	36,104	114,486	112,401
Income tax expense	7,013	7,345	16,317	19,828
Net income	$37,375	$28,759	$98,169	$92,573

Basic net income per common share:
Net income attributable to j2 Global, Inc. common shareholders	$0.77	$0.60	$2.03	$1.94

Diluted net income per common share:
Net income attributable to j2 Global, Inc. common shareholders	$0.77	$0.60	$2.02	$1.93

Basic weighted average shares outstanding	47,696,224	46,845,477	47,553,075	46,653,836

Diluted weighted average shares outstanding	47,953,871	47,163,912	47,777,622	46,988,427

(1) Includes share-based compensation expense as follows:
Cost of revenues	$99	$82	$273	$263
Sales and marketing	624	443	1,811	1,360
Research, development and engineering	227	175	635	537
General and administrative	1,820	1,491	6,224	4,378
Total	$2,770	$2,191	$8,943	$6,538

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	NINE MONTHS ENDED SEPTEMBER 30,
	2015	2014

Cash flows from operating activities:
Net income	$98,169	$92,573
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	63,635	43,307
Accretion and amortization of discount and premium of investments	871	983
Amortization of financing costs and discounts	6,774	2,828
Share-based compensation	8,943	6,538
Excess tax benefit from share-based compensation	(2,290)	(6,728)
Provision for doubtful accounts	5,015	3,278
Deferred income taxes, net	219	(2,954)
Gain on sale of available-for-sale investment	(37)	(69)
Decrease (increase) in:
Accounts receivable	(4,296)	1,267
Prepaid expenses and other current assets	2,815	(4,124)
Other assets	(77)	(128)
(Decrease) increase in:
Accounts payable and accrued expenses	(5,783)	(2,949)
Income taxes payable	(13,565)	7,565
Deferred revenue	(3,727)	(815)
Liability for uncertain tax positions	(9,916)	(8,071)
Other long-term liabilities	4,074	(380)
Net cash provided by operating activities	150,824	132,121

Cash flows from investing activities:
Maturity of certificate of deposit	65	14,520
Purchase of certificates of deposit	(62)	—
Maturity of available-for-sale investments	87,976	60,456
Purchases of available-for-sale investments	(78,281)	(112,983)
Purchases of property and equipment	(11,927)	(7,755)
Purchases of intangible assets	(1,258)	(4,806)
Acquisition of business	(259,838)	(118,238)
Proceeds from sale of assets	—	608
Net cash used in investing activities	(263,325)	(168,198)

Cash flows from financing activities:
Issuance of long-term debt	—	402,500
Debt issuance costs	—	(11,527)
Repurchases of stock	(3,159)	(5,473)
Issuance of stock, net of costs	4,814	6,586
Excess tax benefit from share-based compensation	2,290	6,728
Dividends paid	(43,526)	(38,547)
Acquisition of business	(5,411)	(14,316)
Other	(250)	(711)
Net cash (used in) provided by financing activities	(45,242)	345,240

Effect of exchange rate changes on cash and cash equivalents	(3,552)	(1,967)

Net increase (decrease) in cash and cash equivalents	(161,295)	307,196
Cash and cash equivalents at beginning of period	433,663	207,801
Cash and cash equivalents at end of period	$272,368	$514,997

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition-related integration costs and the impact of fair value adjustments to deferred revenue purchased in the Livedrive acquisition; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) IRS consulting fee; (5) elimination of amortization of patents and intangible assets that we acquired; (6) elimination of additional income tax (expense) benefit from prior years; and (7) elimination of income tax provision associated with the noted modifications.

	THREE MONTHS ENDED SEPTEMBER 30, 2015							THREE MONTHS ENDED SEPTEMBER 30, 2014
		(1) Share-based	(2) Acquisition- related Integration	(3) Interest	(5)	(6) Additional Tax Expense (Benefit) from Prior	Adjusted Non-		(1) Share-based	(2) Acquisition- related Integration	(4) IRS Consulting	(5)	(6) Additional Tax Expense (Benefit) from Prior	Adjusted Non-
	GAAP	Compensation	Costs	Costs	Amortization	Years	GAAP	GAAP	Compensation	Costs	Fee	Amortization	Years	GAAP

Revenues	$178,701	—	—	—	—	—	$178,701	$153,018	—	213	—	—	—	$153,231

Cost of revenues	30,669	(99)	—	—	(733)	—	29,837	28,044	(82)	(57)	—	(515)	—	$27,390

Operating expenses:
Sales and marketing	38,808	(624)	—	—	—	—	38,184	37,047	(443)	(40)	—	—	—	$36,564
Research, development and engineering	8,289	(227)	—	—	—	—	8,062	7,637	(175)	(32)	—	—	—	$7,430
General and administrative	45,202	(1,820)	(5,356)	—	(16,037)	—	21,989	33,812	(1,491)	(27)	(773)	(10,718)	—	$20,803

Interest expense (income), net	10,259	—	—	(1,831)	—	—	8,428	10,123	—	(1,519)	—	—	—	$8,604
Other expense (income), net	1,086	—	—	—	—	—	1,086	251	—	—	—	—	—	$251

Income tax provision (7)	7,013	658	1,958	275	5,357	5,140	20,401	7,345	806	660	193	3,720	(414)	$12,310

Net income	$37,375	2,112	3,398	1,556	11,413	(5,140)	$50,714	$28,759	1,385	1,228	580	7,513	414	$39,879

Net income per share attributable to
j2 Global, Inc. common stockholders*:
Basic	$0.77	0.04	0.07	0.03	0.24	(0.11)	$1.05	$0.60	0.03	0.03	0.01	0.16	0.01	$0.83
Diluted	$0.77	0.04	0.07	0.03	0.24	(0.11)	$1.04	$0.60	0.03	0.03	0.01	0.16	0.01	$0.83

* The reconciliation of net income per share from GAAP to adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses adjusted non-GAAP Earnings Per Share ("EPS") as supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, this adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition-related integration costs and the impact of fair value adjustments to deferred revenue purchased in the Livedrive acquisition; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) IRS consulting fee; (5) elimination of amortization of patents and intangible assets that we acquired; (6) elimination of additional income tax (expense) benefit from prior years; and (7) elimination of income tax provision associated with the noted modifications.

	NINE MONTHS ENDED SEPTEMBER 30, 2015								NINE MONTHS ENDED SEPTEMBER 30, 2014
	GAAP	(1) Share-based Compensation	(2) Acquisition- related Integration Costs	(3) Interest Costs	(4) IRS Consulting Fee	(5) Amortization	(6) Additional Income Tax Benefit from Prior Years	Adjusted Non-GAAP	GAAP	(1) Share-based Compensation	(2) Acquisition- related Integration Costs	(4) IRS Consulting Fee	(5) Amortization	(6) Additional Income Tax Benefit from Prior Years	Adjusted Non-GAAP
Revenues	$515,992	—	—	—	—	—	—	$515,992	$431,886	—	1,739	—	—	—	$433,625

Cost of revenues	88,350	(273)	—	—	—	(2,062)	—	86,015	76,991	(263)	(57)	—	(1,794)	—	$74,877

Operating expenses:
Sales and marketing	116,819	(1,811)	(715)	—	—	—	—	114,293	105,335	(1,360)	(100)	—	—	—	$103,875
Research, development and engineering	25,704	(634)	(80)	—	—	—	—	24,990	22,451	(537)	(32)	—	—	—	$21,882
General and administrative	138,790	(6,224)	(9,990)	—	204	(50,580)	(3,651)	68,549	94,209	(4,378)	445	(773)	(32,113)	(713)	$56,677

Interest expense (income), net	31,453	—	—	(5,415)	—	—	(472)	25,566	20,753	—	(1,958)	—	—	—	$18,795
Other expense (income), net	390	—	—	—	—	—	—	390	(254)	—	—	—	—	—	$(254)

Income tax provision (7)	16,317	2,371	3,795	1,303	(45)	15,617	16,909	56,267	19,828	2,326	1,025	193	11,133	6,435	$40,940

Net income	$98,169	6,571	6,990	4,112	(159)	37,025	(12,786)	$139,922	$92,573	4,212	2,416	580	22,774	(5,722)	$116,833

Net income per share attributable to
j2 Global, Inc. common stockholders*:
Basic	$2.03	0.14	0.15	0.09	(0.00)	0.78	(0.27)	$2.89	$1.94	0.09	0.05	0.01	0.49	(0.12)	$2.45
Diluted	$2.02	0.14	0.15	0.09	(0.00)	0.77	(0.27)	$2.88	$1.93	0.09	0.05	0.01	0.49	(0.12)	$2.43

* The reconciliation of net income per share from GAAP to adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses adjusted non-GAAP Earnings Per Share ("EPS") as supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, this adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
NET INCOME TO EBITDA RECONCILIATION
THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of EBITDA to net income, the most directly comparable GAAP financial measure.

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2015	2014	2015	2014

Net income	$37,375	$28,759	$98,169	$92,573
Plus:
Other expense (income), net	1,086	251	390	(254)
Interest expense (income), net	10,259	10,123	31,453	20,753
Income tax expense	7,013	7,345	16,317	19,828
Depreciation and amortization	20,454	14,851	63,635	43,307
Reconciliation of GAAP to adjusted non-GAAP financial measures:
Share-based compensation and the associated payroll tax expense	2,770	2,191	8,943	6,538
Acquisition-related integration costs	5,356	369	10,785	1,483
Additional indirect tax expense from prior years	—	—	3,651	713
Fees associated with prior year audits	—	773	(204)	773
EBITDA	$84,313	$64,662	$233,139	$185,714

EBITDA as calculated above represents earnings before interest and other expense, net, income tax expense, depreciation and amortization and the items used to reconcile GAAP to adjusted non-GAAP financial measures, including (1) share-based compensation, (2) certain acquisition-related integration costs and (3) additional indirect tax expense from prior years.  We disclose EBITDA as a supplemental non-GAAP financial performance measure as we believe it is a useful metric by which to compare the performance of our business from period to period. We understand that measures similar to EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, we believe that the presentation of EBITDA provides useful information to investors.

EBITDA is not in accordance with, or an alternative to, net income, and may be different from non-GAAP measures used by other companies. In addition, EBITDA is not based on any comprehensive set of accounting rules or principles. This adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Q1	Q2	Q3	Q4	YTD
2015
Net cash provided by operating activities	$45,716	$51,894	$53,214	$—	$150,824
Less: Purchases of property and equipment	(2,401)	(4,554)	(4,972)	—	(11,927)
Add: Excess tax benefit from share-based compensation	334	1,770	186	—	2,290
Add: IRS settlement*		5,753	1,164	—	6,917
Free cash flows	$43,649	$54,863	$49,592	$—	$148,104

* Free cash flows of $54.9 million and $49.6 million for Q2 2015 and Q3 2015, respectively, were before the effect of payments associated with taxes for prior periods under audit.

	Q1	Q2	Q3	Q4	YTD
2014
Net cash provided by operating activities	$37,294	$54,512	$40,315	$45,110	$177,231
Less: Purchases of property and equipment	(2,936)	(1,087)	(3,124)	(4,074)	(11,221)
Add: Excess tax benefit from share-based compensation	4,082	721	1,925	(1,216)	5,512
Free cash flows	$38,440	$54,146	$39,116	$39,820	$171,522

The Company discloses Free Cash Flows as supplemental non-GAAP financial performance measure, as it believes it is a useful metrics by which to compare the performance of its business from period to period. The Company also understands that this non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this non-GAAP financial measure provides useful information to investors.

Free Cash Flows is not in accordance with, or an alternative to, Cash Flows from Operating Activities, and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, the non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.